                                                                    EXHIBIT 8(a)


                       CONSENT OF BARRY G. SKOLNICK, ESQ.



    I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 9 to the Registration Statement on Form S-6 for certain variable life insurance contracts issued through Merrill Lynch Variable Life Separate Account of Merrill Lynch Life Insurance Company (File No. 33-41829).


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
                                                      /s/ BARRY G. SKOLNICK
                                                      ------------------------------------------------
                                                      Barry G. Skolnick, Esq.
                                                      Senior Vice President and General Counsel
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April 24, 2000